FOR IMMEDIATE RELEASE
July 27, 2007

Contact:     Martin A. Thomson
             Chief Executive Officer
             First Federal of Northern Michigan Bancorp, Inc.
              (989) 356-9041

                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                     ANNOUNCES SECOND QUARTER 2007 EARNINGS


Alpena, Michigan - (July 27, 2007) First Federal of Northern Michigan Bancorp, Inc. (Nasdaq: FFNM) (the "Company") reported consolidated net income of $142,000, or $0.05 per basic and diluted share, for the quarter ended June 30, 2007, compared to net income of $99,000, or $0.03 per basic and diluted share, for the quarter ended June 30, 2006. Earnings-per-share was calculated based on weighted average outstanding shares of 2,900,329 and 3,136,545 for the periods ended June 30, 2007 and 2006, respectively.

Consolidated net earnings for the six months ended June 30, 2007 were $165,000, or $0.06 per basic and diluted share, compared to $311,000, or $0.10 per basic and diluted share, for the six months ended June 30, 2006.

Financial Condition

Total assets of the Company at June 30, 2007 were $264.1 million, a decrease of $16.8 million, or 5.99%, over assets of $281.0 million at December 31, 2006. The ratio of total nonperforming assets to total assets was 2.04% at June 30, 2007 compared to 1.59% at December 31, 2006.

Stockholders' equity decreased to $33.9 million at June 30, 2007 from $35.5 million at December 31, 2006, a decline of $1.6 million. During the three months ended June 30, 2007, the Company repurchased 113,150 shares of its common stock at a total cost of $1,040,073, concluding its stock repurchase program which was announced and commenced in March, 2007. As a result of this program, the Company repurchased a total of 151,750 shares at a total cost of $1,398,558. Dividends were $144,000 and $295,000 for the three and six months ended June 30, 2007, respectively. As mentioned in the previous quarter, the Company chose to restructure its balance sheet through an early adoption of FAS 159, resulting in a $461,000 one-time cumulative-effect adjustment to retained earnings during the quarter ended March 31, 2007. The unrealized loss on available for sale securities, net of tax, was $146,000 at June 30, 2007 as compared to $264,000 at December 31, 2006, an improvement of $118,000. The cumulative loss in value on securities was due to changes in interest rates and was not considered by management to be other than temporary.

Results of Operations

Interest income decreased to $4.1 million for the three months ended June 30, 2007 from $4.2 million for the year earlier period, due mainly to a decrease of $20.4 million in the average balance of interest-earnings assets to $248.1 million for the three month period ended June 30, 2007 from $268.5 million for the three month period ended June 30, 2006. This was partially offset by an increase in the yield on interest earning assets of 28 basis points to 6.56% three month period over three month period. Interest income was $8.2 million for both the six months ended June 30, 2007 and 2006. Interest income remained stable six month period over six month period, despite a decrease in the average balance of interest-earning assets of $12.9 million to $253.9 million from the six month period ended June 30, 2006 to the six month period ended June 30, 2007. This was attributable to an increase in yield on interest earning assets of 29 basis points to 6.49% six month period over six month period. Notably, the yield on mortgage loans increased 10 basis points six month period over six month period to 6.19% over an average balance of $103.2 million while the yield on investment securities increased 53 basis points to 4.51% over an average balance of $35.3 million.

Interest expense increased to $2.1 million for the three months ended June 30, 2007 from $2.0 million for the three months ended June 30, 2006. Interest expense for the six months ended June 30, 2007 increased to $4.3 million from $4.0 million for the six months ended June 30, 2006. The increase in interest expense for both the three and six month periods was due primarily to an increase in the cost of our certificates of deposits. The cost of these deposits increased from 3.94% from the three months ended June 30, 2006 to 4.50% for the three months ended June 30, 2007 and increased from 3.82% for the six months ended June 30, 2006 to 4.51% for the six months ended June 30, 2007, as lower costing deposits matured and were re-priced at a higher rate, reflecting continued upward market pressure on deposit rates. In addition, the cost of our FHLB advances increased 3 basis points from 4.88% for the three months ended June 30, 2006 to 4.91% for the three months ended June 30, 2007. The cost of these advances increased 20 basis points from 4.80% for the six months ended June 30, 2006 to 5.00% for the six months ended June 30, 2007.

The Company's net interest margin for the three months ended June 30, 2007 was 3.15% as compared to 3.18% for the three months ended June 30, 2006. The Company's interest rate spread decreased to 2.69% for the three months ended June 30, 2007 from 2.76% for the three months ended June 30, 2006. The Company's net interest margin for the six months ended June 30, 2007 was 3.05% as compared to 3.20% for the six months ended June 30, 2006. The Company's interest rate spread decreased to 2.60% for the six month ended June 30 2007, from 2.80% for the six months ended June 30, 2006.

The provision for loan losses for the three and six month periods ended June 30, 2007 was $113,000 and $199,000, respectively, as compared to $133,000 and $202,000 for the prior year period. Although the provision for loan loss was moderately lower in the quarter ended June 30, 2007 than in the year earlier period, the Company does continue to experience a high level of classified assets due to the current somewhat weak economic conditions in the northern

Michigan market as well as declining real estate values. Classified assets are monitored quarterly and the loan loss reserve is adjusted as needed to reflect any changes in the status of classified assets.

Non interest income increased from $1.1 million for the three months ended June 30, 2006 to $1.2 million for the three months ended June 30, 2007, primarily due to the gain on trading activities associated with our early adoption of FAS 159, partially offset by decreases in insurance brokerage income and service charges and other fees. Non interest income decreased from $2.2 million for the six months ended June 30, 2006 to $2.1 million for the six months ended June 30, 2007. The decrease was primarily in the areas of insurance brokerage commission and service charges and other fees, offset by a gain on trading activities during the six months ended June 30, 2007.

Non interest expense decreased from $2.9 million for the three months ended June 30, 2006 to $2.8 million for the three months ended June 30, 2007 and decreased from $5.8 million for the six months ended June 30, 2006 to $5.6 million for the six months ended June 30, 2007. The decreases period over period were mainly the result of a reduction in compensation and benefit expenses due to the closure last year of one of our under-performing branches and other cost-cutting measures, as well as a reduction in insurance brokerage commission expense.

Safe Harbor Statement

This news release and other releases and reports issued by the Company, including reports to the Securities and Exchange Commission, may contain "forward-looking statements." The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company is including this statement for purposes of taking advantage of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.



First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheet

                                                                                     June 30, 2007             December 31, 2006
                                                                                    ---------------           ------------------
                                                                                     (Unaudited)
ASSETS Cash and cash equivalents:
Cash on hand and due from banks                                                    $   3,224,509              $   4,159,833
Overnight deposits with FHLB                                                           1,224,152                    832,968
                                                                                   ----------------           -------------------
Total cash and cash equivalents                                                        4,448,661                  4,992,801
Securities AFS                                                                        31,650,387                 43,100,430
Securities HTM                                                                         2,795,000                  1,750,000
Loans held for sale                                                                      226,447                     72,000
Loans receivable, net of allowance for loan losses of $2,201,398 and
  $2,079,069 as of June 30, 2007 and December 31, 2006, respectively                 204,346,405                209,518,068
Foreclosed real estate and other repossessed assets                                      561,173                    475,312
Real estate held for investment                                                          135,543                    135,543
Federal Home Loan Bank stock, at cost                                                  4,196,900                  4,196,900
Premises and equipment                                                                 7,912,082                  8,075,238
Accrued interest receivable                                                            1,814,880                  2,138,667
Intangible assets                                                                      2,341,269                  2,589,463
Goodwill                                                                               1,396,854                  1,396,854
Other assets                                                                           2,292,532                  2,517,548
                                                                                   ---------------            -------------------
Total assets                                                                       $ 264,118,133              $ 280,958,824
                                                                                   ===============            ===================


LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits                                                                           $ 169,520,641              $ 177,057,993
Advances from borrowers for taxes and insurance                                          343,473                     44,389
Federal Home Loan Bank advances and Note Payable                                      48,688,395                 66,042,134
Borrowings at fair value                                                               9,889,000                          -
Accrued expenses and other liabilities                                                 1,794,055                  2,361,573
                                                                                   ---------------            -------------------

Total liabilities                                                                    230,235,564                245,506,089
                                                                                   ---------------            -------------------

Commitments and contingencies                                                                  -                          -

Stockholders' equity:
Common stock ($0.01 par value 20,000,000 shares authorized
  3,190,999 shares issued)                                                                31,910                     31,910
Additional paid-in capital                                                            24,293,617                 24,261,737
Retained earnings                                                                     14,144,168                 14,576,468
Treasury stock at cost (307,750 and 156,000 shares, respectively)                     (2,963,918)                (1,565,359)
Unallocated ESOP                                                                      (1,009,277)                (1,059,130)
Unearned compensation                                                                   (467,950)                  (528,987)
Accumulated other comprehensive loss                                                    (145,981)                  (263,904)
                                                                                   ---------------            -------------------
Total stockholders' equity                                                            33,882,569                 35,452,735
                                                                                   ---------------            -------------------

Total liabilities and stockholders' equity                                         $ 264,118,133              $ 280,958,824
                                                                                   ===============            ===================



First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Consolidated Statement of Income

                                                                         For the Three Months             For the Six Months
                                                                           Ended June 30,                     Ended June 30,
                                                              ----------------------------------------------------------------------
                                                                     2007           2006                2007                2006
                                                              ----------------  ---------------   -----------------    -------------
                                                                           (Unaudited)                         (Unaudited)
Interest income:
Interest and fees on loans                                     $ 3,601,249      $ 3,607,804       $ 7,187,176           $ 7,024,417
Interest and dividends on investments                              436,514          547,520           946,363             1,109,331
Interest on mortgage-backed securities                              22,235           53,014            69,335               107,989
                                                              ----------------  ---------------   -----------------     ------------
Total interest income                                            4,059,999        4,208,338         8,202,875             8,241,737

Interest expense:
Interest on deposits                                             1,377,441        1,326,612         2,809,351             2,566,522
Interest on borrowings                                             737,095          757,110         1,539,181             1,426,457
                                                              ----------------  ---------------   -----------------    ------------
Total interest expense                                           2,114,536        2,083,722         4,348,532             3,992,979
                                                              ----------------  ---------------   -----------------    ------------

Net interest income                                              1,945,463        2,124,617         3,854,343             4,248,758
Provision for loan losses                                          113,351          133,000           198,980               202,500
                                                              ----------------  ---------------   -----------------     ------------
Net interest income after provision for loan losses              1,832,112        1,991,617         3,655,363             4,046,258
                                                              ----------------  ---------------   -----------------     ------------

Non Interest income:
Service charges and other fees                                     215,961          283,984           412,975               521,130
Mortgage banking activities                                        111,547           93,590           199,430               166,393
Gain (loss) on sale of available-for-sale investments                    -          (43,565)                -               (43,565)
Net gain (loss) on sale of premises and equipment,
  real estate owned and other repossessed assets                   (10,585)           1,750           (12,418)                4,006
Other                                                               13,409            1,708            25,337                46,928
Net gain on trading activities                                     176,424                -           166,800                     -
Insurance & Brokerage Commissions                                  649,179          738,417         1,341,998             1,507,071
                                                              ----------------  ---------------   -----------------     ------------
Total other income                                               1,155,934        1,075,884         2,134,123             2,201,963

Non interest expenses:
Compensation and employee benefits                               1,522,100        1,614,006         3,090,927             3,158,906
SAIF Insurance Premiums                                              5,366            6,045            10,866                12,453
Advertising                                                         44,803           81,623            85,321               132,712
Occupancy                                                          376,323          332,806           743,940               702,087
Amortization of intangible assets                                  123,314          124,880           248,195               249,761
Service Bureau Charges                                              87,640           91,591           163,585               177,872
Insurance & Brokerage Commission Expense                           233,398          279,133           474,198               547,240
Professional Services                                               90,627           75,083           170,906               160,418
Other                                                              327,667          314,513           612,998               639,373
                                                              ----------------  ---------------   -----------------     ------------
Other expenses                                                   2,811,238        2,919,681         5,600,937             5,780,823
                                                              ----------------  ---------------   -----------------     ------------

Income before income tax expense                                   176,808          147,820           188,549               467,398
Income tax (benefit) expense                                        35,143           49,310            23,150               156,680
                                                              ----------------  ---------------   -----------------     ------------
Net income                                                     $   141,665      $    98,510       $   165,400           $   310,718
                                                              ================  ===============   =================     ============

Per share data:
Basic earnings per share                                       $      0.05      $      0.03       $      0.06           $      0.10
Weighted average number of shares outstanding                    2,900,329        3,136,545         2,966,449             3,126,700

Diluted earnings per share                                     $      0.05      $      0.03       $      0.06           $      0.10
Weighted average number of shares outstanding,
  including dilutive stock options                               2,901,056        3,137,591         2,967,219             3,127,667

Dividends per common share                                            0.05             0.05              0.05                  0.05


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